EXHIBIT 10.1

Voting Agreement and Irrevocable Proxy

This Voting Agreement and Irrevocable Proxy, dated January 13, 2025 (this “Agreement”), is entered into by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Bank of Idaho Holding Co. (“BOID”), Bank of Idaho, a wholly owned subsidiary of BOID (the “Bank”), and each of the undersigned shareholders of BOID (each, a “Shareholder”). This Agreement is effective upon the signing of the Merger Agreement (as defined below).

Background

As an inducement for GBCI, Glacier Bank, BOID, and the Bank to enter into that certain Plan and Agreement of Merger, dated January 13, 2025 (the “Merger Agreement”), under which BOID will merge with and into GBCI (the “Merger”), and the Bank will merge with and into Glacier Bank, each Shareholder agrees as follows:

Agreement

1.

Voting of Shares. Each Shareholder irrevocably and unconditionally agrees to vote or cause to be voted (including by proxy or written consent, if applicable) at any BOID shareholder meeting, or any adjournment or postponement of such shareholder meeting, including any shareholder meeting called for the purpose of approving the Merger Agreement (a “BOID Meeting”), all shares of BOID common stock that such Shareholder owns of record or beneficially, or acquires after the date of this Agreement but prior to the record date, in either case with power to vote or to direct the voting of such shares (collectively, the “Owned Shares”): (a) in favor of (i) approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including without limitation the Merger, and (ii) any proposal to adjourn or postpone the BOID Meeting to a later date if there are not sufficient votes to approve the Merger Agreement; (b) against the approval of any “Acquisition Proposal,” as defined in the Merger Agreement; and (c) against any action, proposal, transaction, or agreement that would reasonably be likely to (i) result in a breach of any covenant, representation, warranty, or other obligation or agreement of BOID under the Merger Agreement or of the Shareholder under this Agreement, or (ii) materially prevent, impede, interfere with, delay, frustrate the purposes of, or materially and adversely affect the completion of the transactions contemplated by the Merger Agreement, including without limitation the Merger; provided, however, each Shareholder’s voting obligations under this Section 1 will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended in such a way as to: (y) reduce the amount or change the form of consideration to be received by the shareholders of BOID; or (z) change the tax consequences of the receipt thereof under the Merger Agreement in its present form (each, an “Adverse Change”). For the avoidance of doubt, the foregoing commitments apply to any Owned Shares held by any trust, limited partnership, limited liability company, corporation, or other entity holding shares of BOID common stock for which the

Shareholder serves in any trustee, partner, member, manager, shareholder, president, or similar capacity. To the extent the Shareholder does not control (by himself, herself, or itself) the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights the Shareholder has in such shareholder entity to carry out the intent and purposes of the Shareholder’s voting obligations under this Section 1 and as otherwise set forth in this Agreement.

2.

Support; Other Capacities. To the extent a Shareholder serves as a director on BOID’s Board of Directors, he or she agrees: (a) to recommend the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including without limitation the Merger, to the shareholders of BOID; and (b) to refrain from any actions or omissions that are inconsistent with the foregoing, except as otherwise required by law (including without limitation his or her fiduciary duties to BOID and its shareholders). For the avoidance of doubt, to the extent a Shareholder serves as an officer or director of BOID, nothing in this Agreement shall be deemed to apply to, or to limit in any manner, his or her discretion with respect to any action to be taken (or omitted) in his or her fiduciary capacity as an officer or director of BOID.

3.

No Solicitation. Each Shareholder agrees that, during the term of this Agreement, the Shareholder will not knowingly, and will direct his, her, or its advisors and representatives not to, directly or indirectly: (a) take any of the actions specified in Section 4.1.9 of the Merger Agreement (e.g., with respect to an Acquisition Proposal); or (b) participate in, directly or indirectly, a solicitation of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of BOID common stock in connection with any vote or other action on any matter of a type described in Section 1 of this Agreement, other than to recommend that shareholders of BOID vote in favor of the adoption and approval of the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement, and as otherwise expressly permitted by this Agreement. Each Shareholder agrees to immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any person(s) other than GBCI and Glacier Bank with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant, or other representative retained by the Shareholder of such Shareholder’s obligations under this Section 3.

4.

Ownership. Each Shareholder represents and warrants that the Owned Shares set forth on such Shareholder’s signature page: (a) are owned of record or beneficially by the Shareholder in the manner reflected on the Shareholder’s signature page; (b) include all of the shares of BOID common stock owned of record or beneficially by the Shareholder as of the date of this Agreement; and (c) are free and clear of any proxy or voting restrictions, claims, liens, encumbrances, or security interests, except (if applicable) as set forth on the Shareholder’s signature page, which encumbrances or other items do not affect the ability of the Shareholder to perform his, her, or its obligations under this Agreement. Each Shareholder further represents and warrants that he, she, or it has, and at any BOID Meeting each Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to all of such Shareholder’s Owned Shares.

5.	Proxy.

(a)

Appointment. In order to better effect the provisions set forth in Section 1 of this Agreement, each Shareholder revokes any previously executed proxies and constitutes and appoints Jeff Newgard with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any BOID Meeting all of such Shareholder’s Owned Shares as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if an Adverse Change occurs. This proxy will automatically terminate upon termination of this Agreement.

(b)

Substitute Proxy. If for any reason the Proxy Holder becomes unable to perform his duties as Proxy Holder under this Agreement, each Shareholder appoints Park Price or his designee (the “Substitute”) as substitute proxy to act as the Proxy Holder and vote all of such Shareholder’s Owned Shares at any BOID Meeting as provided in Section 1 of this Agreement, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if an Adverse Change occurs. Notwithstanding the above, the Proxy Holder may from time to time, in his discretion, appoint any other substitute proxy to act as the Proxy Holder upon prior written notice to GBCI and BOID.

6.

Reliance. Each Shareholder acknowledges that GBCI and BOID are relying on this Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted under this Agreement is coupled with an interest and is irrevocable to the fullest extent permitted by applicable law. The vote of the Proxy Holder (and upon substitution, the vote of the Substitute under Section 5(b) of this Agreement) will control in any conflict between such vote of the Owned Shares and a vote by any substitute proxy holder or the Shareholder, and BOID agrees to recognize the vote of the Proxy Holder (or upon substitution, the vote of the Substitute).

7.

No Transfer. Each Shareholder agrees that, during the term of this Agreement, the Shareholder will not sell, transfer, allow a lien or encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by BOID’s Board of Directors in connection with a BOID Meeting at which the Merger Agreement is presented for shareholder approval) any of the Owned Shares, unless all other parties to such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights set forth in this Agreement.

8.	Miscellaneous.

(a)

Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations. This Agreement is intended to be enforceable by GBCI and/or Glacier Bank against each Shareholder individually.

(b)	Binding Effect. This Agreement will inure to the benefit of, and will be binding upon, each Shareholder’s heirs or legal representatives.

(c)

Severability. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement will not be affected thereby, and each remaining term will continue to be valid and enforceable to the fullest extent permitted by law.

(d)

Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

(e)

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred by a party in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such costs, fees, and expenses.

(f)

Amendments; Waivers. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed: (i) in the case of an amendment, by GBCI and the Shareholder to be bound by such amendment; and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(g)

Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Montana, except to the extent that federal law may govern. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such court.

(h)

Remedies. Any actual or threatened breach of this Agreement will entitle GBCI to seek injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

(i)

Termination of Agreement. This Agreement will be effective from the signing of the Merger Agreement and will terminate and be of no further force and effect upon the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement); (ii) such date and time as the Merger Agreement is terminated in accordance with its terms; or (iii) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

(j)

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. The parties agree that facsimile or electronic signatures shall have the same force and effect as original signatures.

– Signatures Follow –

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Glacier Bancorp, Inc.		Bank of Idaho Holding Co.

By:	Randall M. Chesler	By:	Jeff Newgard
Its:	President and CEO	Its:	President and CEO

Glacier Bank		Bank of Idaho

By:	Randall M. Chesler	By:	Jeff Newgard
Its:	President and CEO	Its:	President and CEO

– Shareholder Signatures Follow –

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

[Name]

Name of Shareholder	Nature of Ownership or Control	Number of Shares Owned or Controlled

Total

– Signature Page to Voting Agreement and Irrevocable Proxy –